Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Fourth quarter net sales increased 1% versus the prior year
•Full year net sales decreased 3% to $2.11 billion, with full year diluted earnings per share (EPS) of $1.60
•Generated $36 million of operating cash flows for the year and an Adjusted ROIC of 17.6%
•Provides 2023 earnings outlook of $1.25 to $2.00 per diluted share

MINNEAPOLIS – (February 22, 2023) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the year ended December 31, 2022.

“As we navigated a series of significant macro challenges in 2022, we achieved important strategic advancements that strengthen our sleep technology leadership. These advancements will position Sleep Number to capitalize on profitable growth opportunities when the consumer environment improves,” said Shelly Ibach, Chair, President and CEO. “Consumer response to our best innovation to date – the new Climate360 smart bed – has been strong, and we are excited to introduce our next-generation smart beds beginning in the second quarter. We are seeing improved demand trends early in the year, with the consistent flow of microchips supporting normalized delivery times for our smart beds and adjustable bases. I am grateful to our Sleep Number team for their resilience and commitment to our purpose of improving the health and wellbeing of society through higher quality sleep.”

Fourth Quarter Overview
•Net sales were $498 million, up 1% compared with $492 million last year
•Gross profit decreased 3% to $272 million, or 54.7% of net sales, compared with $280 million or 56.9% of net sales for the prior year
•Net loss per diluted share of $0.24, compared to net income per diluted share of $0.47 last year

Full Year Overview
•Net sales decreased 3% to $2.11 billion in 2022; full year demand declined 13% versus the prior year, partially offset by the delivery of excess backlog
•Gross profit decreased 9% to $1.2 billion, or 56.9% of net sales, including the impact of year-over-year input cost increases and inefficiencies from semiconductor chip constraints, partially offset by pricing actions
•Diluted EPS of $1.60, compared to $6.16 last year

Cash Flows and Liquidity Review
•Generated $36 million in net cash from operating activities
•Invested $69 million in capital expenditures; suspended share repurchases in the second quarter of 2022
•Leverage ratio of 4.4x EBITDAR at the end of the fourth quarter versus covenant maximum of 5.0x; $359 million of liquidity remains against current credit facility
•Adjusted return on invested capital (Adjusted ROIC) was 17.6% for the trailing twelve-month period

Financial Outlook
The company expects 2023 diluted EPS of $1.25 to $2.00. The 2023 outlook assumes net sales are flat to down mid-single digits versus the prior year. The outlook assumes gross margin rate improves by more than 150 basis points versus 2022. The company expects to generate over $100 million of operating cash flow for the year and positive free cash flows. The company anticipates 2023 capital expenditures of $50 million to $60 million and is planning no share repurchases during the year.

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 2 of 9
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number is a wellness technology company. Over 14 million people have had their lives improved by our award-winning sleep innovations and are experiencing the physical, mental and emotional benefits of life-changing sleep performance. Our proprietary smart beds combine the physical and digital worlds, integrating exceptional sleep with a highly advanced digital technology platform. This means only Sleep Number can provide a dynamic, adjustable and adaptive sleep experience that effortlessly responds to the needs of each sleeper. Our millions of Smart Sleepers benefit from their smart bed changing with them, over time; it is unique, like they are.

Our differentiated business model is guided by our purpose to improve the health and wellbeing of society through higher quality sleep. We partner with world-leading sleep and health institutions to bring the power of 18 billion hours of longitudinal sleep data to sleep science and research. Our retail experience meets our consumers whenever and wherever they choose – through online and in-store touchpoints. And our 5,000 mission-driven team members passionately deliver individualized sleep experiences for everyone.

For life-changing sleep, visit one of our 670 stores, our newsroom and investor relations sites, or SleepNumber.com

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s outlook for full-year 2023 diluted EPS, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future economic conditions and consumer sentiment; increases in interest rates, which have increased the cost of servicing the company’s indebtedness; availability of attractive and cost-effective consumer credit options; operating with minimal levels of inventory, which may leave the company vulnerable to supply shortages; Sleep Number’s dependence on, and ability to maintain strong working relationships with key suppliers and third parties; rising commodity costs or third-party logistics costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, geo-political turmoil, war, strikes, labor challenges, government-mandated work closures, outbreaks of pandemics or contagious diseases, and resulting supply shortages and production and delivery delays and disruptions; risks of disruption due to health epidemics or pandemics, such as the COVID-19 pandemic; regional risks related to having global operations and suppliers, including climate and other disasters; the effectiveness of the company’s marketing strategy and promotional efforts; the execution of Sleep Number’s Total Retail distribution strategy; ability to achieve and maintain high levels of product quality; ability to improve and expand Sleep Number’s product line and execute successful new product introductions; ability to prevent third parties from using the company’s technology or trademarks, and the adequacy of its intellectual property rights to protect its products and brand; ability to compete; risks of disruption in the operation of any of the company’s main manufacturing, distribution, logistics, home delivery, product development or customer service operations; the company’s ability to comply with existing and changing government regulation; pending or unforeseen litigation and the potential for associated adverse publicity; the adequacy of the company’s and third-party information systems and costs and disruptions related to upgrading or maintaining these systems; the company’s ability to withstand cyber threats that could compromise the security of its systems, result in a data breach or business disruption; Sleep Number’s ability, and the ability of its suppliers and vendors, to attract, retain and motivate qualified personnel; the volatility of Sleep Number stock; environmental, social and governance (ESG) risks, including increasing regulation and stakeholder expectations; and the company’s ability to adapt to climate change and readiness for legal or regulatory responses thereto. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 31, 2022	% of Net Sales	January 1, 2022	% of Net Sales
Net sales	$497,528	100.0%	$491,984	100.0%
Cost of sales	225,562	45.3%	212,260	43.1%
Gross profit	271,966	54.7%	279,724	56.9%
Operating expenses:
Sales and marketing	219,224	44.1%	220,236	44.8%
General and administrative	37,217	7.5%	29,924	6.1%
Research and development	14,613	2.9%	14,907	3.0%
Total operating expenses	271,054	54.5%	265,067	53.9%
Operating income	912	0.2%	14,657	3.0%
Interest expense, net	7,633	1.5%	1,845	0.4%
(Loss) income before income taxes	(6,721)	(1.4%)	12,812	2.6%
Income tax (benefit) expense	(1,291)	(0.3%)	1,671	0.3%
Net (loss) income	$(5,430)	(1.1%)	$11,141	2.3%

Net (loss) income per share – basic	$(0.24)		$0.49

Net (loss) income per share – diluted	$(0.24)		$0.47

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,249		22,939
Dilutive effect of stock-based awards [1]	—		877
Diluted weighted-average shares outstanding	22,249		23,816

1 For the three months ended December 31, 2022, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 31, 2022	% of Net Sales	January 1, 2022	% of Net Sales
Net sales	$2,114,297	100.0%	$2,184,949	100.0%
Cost of sales	912,001	43.1%	866,102	39.6%
Gross profit	1,202,296	56.9%	1,318,847	60.4%
Operating expenses:
Sales and marketing	919,629	43.5%	905,359	41.4%
General and administrative	153,266	7.2%	161,412	7.4%
Research and development	61,521	2.9%	58,540	2.7%
Total operating expenses	1,134,416	53.7%	1,125,311	51.5%
Operating income	67,880	3.2%	193,536	8.9%
Interest expense, net	18,985	0.9%	6,245	0.3%
Income before income taxes	48,895	2.3%	187,291	8.6%
Income tax expense	12,285	0.6%	33,545	1.5%
Net income	$36,610	1.7%	$153,746	7.0%

Net income per share – basic	$1.63		$6.40

Net income per share – diluted	$1.60		$6.16

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,396		24,038
Dilutive effect of stock-based awards	456		909
Diluted weighted-average shares outstanding	22,852		24,947

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	December 31, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$1,792	$2,389
Accounts receivable, net of allowances of $1,267 and $924, respectively	26,005	25,718
Inventories	114,034	105,644
Prepaid expenses	16,006	18,953
Other current assets	39,921	54,917
Total current assets	197,758	207,621
Non-current assets:
Property and equipment, net	200,605	195,128
Operating lease right-of-use assets	397,755	371,133
Goodwill and intangible assets, net	68,065	70,468
Deferred income taxes	7,958	—
Other non-current assets	81,795	75,190
Total assets	$953,936	$919,540
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$459,600	$382,500
Accounts payable	176,207	162,547
Customer prepayments	73,181	129,499
Accrued sales returns	25,594	22,368
Compensation and benefits	31,291	51,240
Taxes and withholding	23,622	22,087
Operating lease liabilities	79,533	72,360
Other current liabilities	60,785	64,177
Total current liabilities	929,813	906,778
Non-current liabilities:
Deferred income taxes	—	688
Operating lease liabilities	356,879	336,192
Other non-current liabilities	105,421	100,835
Total non-current liabilities	462,300	437,715
Total liabilities	1,392,113	1,344,493
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,014 and 22,683 shares issued and outstanding, respectively	220	227
Additional paid-in capital	5,182	3,971
Accumulated deficit	(443,579)	(429,151)
Total shareholders’ deficit	(438,177)	(424,953)
Total liabilities and shareholders’ deficit	$953,936	$919,540

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Twelve Months Ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities:
Net income	$36,610	$153,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,401	60,394
Stock-based compensation	13,223	23,214
Net loss on disposals and impairments of assets	291	37
Deferred income taxes	(8,646)	446
Changes in operating assets and liabilities:
Accounts receivable	(287)	6,153
Inventories	(11,560)	(24,282)
Income taxes	1,356	(3,066)
Prepaid expenses and other assets	19,379	(13,836)
Accounts payable	(4,743)	54,405
Customer prepayments	(56,318)	57,482
Accrued compensation and benefits	(19,821)	(24,790)
Other taxes and withholding	179	1,814
Other accruals and liabilities	(926)	8,293
Net cash provided by operating activities	36,138	300,010

Cash flows from investing activities:
Purchases of property and equipment	(69,454)	(66,900)
Proceeds from sales of property and equipment	49	257
Investment in non-marketable equity securities	(1,202)	—
Net cash used in investing activities	(70,607)	(66,643)

Cash flows from financing activities:
Net increase in short-term borrowings	97,647	145,473
Repurchases of common stock	(64,188)	(382,376)
Proceeds from issuance of common stock	1,131	4,441
Debt issuance costs	(718)	(2,759)
Net cash provided by (used in) financing activities	33,872	(235,221)

Net decrease in cash and cash equivalents	(597)	(1,854)
Cash and cash equivalents, at beginning of period	2,389	4,243
Cash and cash equivalents, at end of period	$1,792	$2,389

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Percent of sales:
Retail stores	84.8%	85.8%	86.3%	87.1%
Online, phone, chat and other	15.2%	14.2%	13.7%	12.9%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(3%)	(11%)	(8%)	19%
Online, phone and chat	10%	(11%)	4%	4%
Total Retail comparable sales change	(1%)	(11%)	(6%)	17%
Net opened/closed stores and other	2%	(2%)	3%	1%
Total Company	1%	(13%)	(3%)	18%

Stores open:
Beginning of period	662	632	648	602
Opened	14	22	49	77
Closed	(6)	(6)	(27)	(31)
End of period	670	648	670	648

Other metrics:
Average sales per store ($ in 000's) [1]	$3,281	$3,600
Average sales per square foot [1]	$1,081	$1,212
Stores > $2 million net sales [2]	76%	84%
Stores > $3 million net sales [2]	36%	48%
Average revenue per smart bed unit [3]	$5,361	$5,309	$5,403	$5,102

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net (loss) income	$(5,430)	$11,141	$36,610	$153,746
Income tax (benefit) expense	(1,291)	1,671	12,285	33,545
Interest expense	7,633	1,844	18,985	6,245
Depreciation and amortization	17,843	15,434	66,626	59,779
Stock-based compensation	4,638	3,512	13,223	23,214
Asset impairments	17	60	295	172
Adjusted EBITDA	$23,410	$33,662	$148,024	$276,701

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net cash (used in) provided by operating activities	$(43,984)	$7,326	$36,138	$300,010
Subtract: Purchases of property and equipment	16,646	17,530	69,454	66,900
Free cash flow	$(60,630)	$(10,204)	$(33,316)	$233,110

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	December 31, 2022	January 1, 2022
Borrowings under revolving credit facility	$459,600	$382,500
Outstanding letters of credit	5,947	3,997
Finance lease obligations	420	537
Consolidated funded indebtedness	$465,967	$387,034
Capitalized operating lease obligations [1]	663,939	610,072
Total debt including capitalized operating lease obligations (a)	$1,129,906	$997,106

Adjusted EBITDA (see above)	$148,024	$276,701
Consolidated rent expense	110,657	101,679
Consolidated EBITDAR (b)	$258,681	$378,380
Net Leverage Ratio under revolving credit facility (a divided by b)	4.4 to 1.0	2.6 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2022 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	December 31, 2022	January 1, 2022
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$67,880	$193,536
Add: Operating lease interest [1]	25,912	24,763
Less: Income taxes [2]	(23,542)	(52,807)
Adjusted NOPAT	$70,250	$165,492

Average adjusted invested capital
Total deficit	$(438,177)	$(424,953)
Add: Long-term debt [3]	460,020	383,037
Add: Operating lease obligations [4]	436,412	408,552
Total adjusted invested capital at end of period	$458,255	$366,636

Average adjusted invested capital [5]	$400,038	$350,597

Adjusted ROIC [6]	17.6%	47.2%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842.
2	Reflects annual effective income tax rates, before discrete adjustments, of 25.1% and 24.2% for December 31, 2022 and January 1, 2022, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - Our Adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. We updated our Adjusted ROIC calculation for the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842, Leases. The prior period has been updated to reflect this calculation.

GAAP - generally accepted accounting principles in the U.S.